Exhibit 32.2

Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of iShares® Gold Trust (the “Trust”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Geoffrey D. Flynn, Chief Financial Officer of BlackRock Asset Management International Inc., the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

Date: February 25, 2011

/s/ Geoffrey D. Flynn

Geoffrey D. Flynn*

Chief Operating Officer and Chief Financial Officer

(Principal financial officer)

*	The Registrant is a trust and Mr. Flynn is signing in his capacity as an officer of BlackRock Asset Management International Inc., the Sponsor of the Registrant.